Exhibit 3.1                CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                            AMSERV HEALTHCARE INC.

    AMSERV HEALTHCARE INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY THAT:

    1. In accordance with the provisions of Sections 222 and 242 of the Act, the Directors approved resolutions to amend the Amended and Restated Certificate of Incorporation of this Corporation and has solicited and received approval for said resolutions and amendment by a majority of the Stockholders of this Corporation.

    2. Said resolution amends the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation so that, as amended, said paragraph reads, in its entirety, as follows:

        The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock". The total number of shares which the Corporation shall have authority to issue is Eighteen Million (18,000,000) and the aggregate par value of all shares of stock that are to have a par value shall be One Hundred, Eighty Thousand Dollars ($180,000). The total number of shares of Preferred Stock shall be Three Million (3,000,000) and the par value of each share of such class shall be One Cent ($.01). The total number of shares of Common Stock shall be Fifteen Million (15,000,000) and the par value of each share of such class shall be One Cent ($.01).

    IN WITNESS WHEREOF, AMSERV HEALTHCARE INC. has caused this Certificate of Amendment to be signed and attested to this 20th day of December, 1993.

                            AMSERV HEALTHCARE INC.


                            By: /s/Eugene J. Mora
                                ---------------------------------
                                   Eugene J. Mora, President

Attest:

By: /s/Leslie Hodge
    ----------------------------
    Leslie Hodge, Secretary

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

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                              AMSERV NURSES, INC.
                        [Delaware Charter No. 21492-19]
                                      and
                         AMSERV NURSES OF TUCSON, INC.
                        [Delaware Charter No. 21975-86]
                                      and
                       AMSERV NURSES OF WASHINGTON, INC.
                        [Delaware Charter No. 22230-40]
                                      INTO
                                  AMSERV, INC.
                        [Delaware Charter No. 20181-12]

                    (Under (S)253 of the General Corporation
                         Law of the State of Delaware)

    AMSERV, INC., a corporation organized and existing under the laws of Delaware (the "Corporation"), does hereby certify:

    FIRST: That the Corporation was incorporated on the 29th day of September, 1983, pursuant to the General Corporation Law of the State of Delaware.

    SECOND: That the Corporation owns all of the outstanding shares of each class of AMSERV NURSES, INC. ("NURSES") a corporation incorporated on 15th day of January, 1988, pursuant to the General Corporation Law of the State of Delaware.

        That the Corporation owns all of the outstanding shares of each class of AMSERV NURSES OF TUCSON, INC. ("TUCSON"), a corporation incorporated on the 26th day of May, 1989, pursuant to the General Corporation Law of the State of Delaware.

        That the Corporation owns all of the outstanding shares of each class of AMSERV NURSES OF WASHINGTON, INC. ("WASHINGTON"), a corporation incorporated on the 26th day of February, 1990, pursuant to the General Corporation Law of the State of Delaware.

    THIRD: That the Corporation, by the unanimous written consent of its Board of Directors effective as of the 7th day of May, 1992, determined to merge into itself NURSES, TUCSON and WASHINGTON pursuant to and in the manner prescribed by (S)253 of the General Corporation Law of the State of Delaware on the conditions set forth in such resolutions:

        RESOLVED, that the Corporation merge into itself its wholly-owned subsidiaries, NURSES, TUCSON and WASHINGTON, and assume all of each said subsidiaries' liabilities and obligations pursuant to and in the manner prescribed by (S)253 of the General Corporation Law of the State of Delaware;

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

        FURTHER RESOLVED, that the merger shall be effective as of August 4, 1992;

        FURTHER RESOLVED, that Article I to the Restated Certificate of Incorporation of the Corporation is deleted in its entirety and amended to read as follows:

            "1.  The name of the Corporation is "AMSERV HEALTHCARE INC."

        FURTHER RESOLVED, that the proper officers of this corporation be, and they hereby are, directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge NURSES, TUCSON and WASHINGTON into this Corporation and to assume said subsidiaries' liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed in the office of the Secretary of State of the State of Delaware and a certified copy thereof to be recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, that may be necessary or proper to effect said merger.

    FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of this Corporation at any time prior to the date of filing the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by Eugene J. Mora, its President, and attested by Leslie Hodge, its Secretary, this 3rd day of August, 1992.

                            AMSERV, INC.

                            By:  /s/Eugene J. Mora
                                 ------------------------------
                                    Eugene J. Mora
                                    President
ATTEST:
By: /s/Leslie Hodge
    -----------------------------
    Leslie Hodge, Secretary

                          CERTIFICATE OF CORRECTION OF
                   THE RESTATED CERTIFICATE OF INCORPORATION
                                OF Amserv, Inc.


It is hereby certified that:

    1.  The name of the corporation is Amserv, Inc. (the "Corporation").

    2. The Restated Certificate of Incorporation of the Corporation, which was filed with the Secretary of State of Delaware on October 26, 1987, is hereby corrected.

    3. The Certificate of Incorporation incorrectly set forth the name of the corporation as Amserv, Inc.

    4. The correction to be made to the Certificate of Incorporation is as follows:

        (a) Paragraph First, Article I is hereby corrected to read "The name of the Corporation is AMSERV, INC."

    Signed and attested to on January 15, 1988.

                    Amserv Inc.


                    By: /s/Eugene J. Mora
                        ----------------------------
                        Gene Mora, its President


ATTEST:


/s/Sarah L. Hamilton
-----------------------------
Sarah Hamilton, its Secretary

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                          OF PHONE-A-GRAM SYSTEM, INC.
                          ----------------------------


    Phone-A-Gram System, Inc., a Corporation duly incorporated on September 29, 1983, and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

    FIRST:    That the Board of Directors of said corporation adopted a
resolution proposing and declaring advisable the following amendments to and restatement of the Amended and Restated Certificate of Incorporation of said corporation; and

    SECOND:     That this Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, that the stockholders of the Corporation having approved this resolution by vote of a majority of the outstanding shares, either by proxy or in person at the Annual Meeting of the Shareholders held on October 24th, 1987, and that effective upon the filing of this Restated Certificate of Incorporation, the Certificate of Incorporation of the Corporation shall be amended and restated as follows:

                                   ARTICLE I
                                   ---------

    The name of the corporation is Amserv, Inc.


                                   ARTICLE II
                                   ----------

    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of the registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                   ----------

    (a) The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock". The total number of shares which the corporation shall have authority to issue is Nine Million (9,000,000) and the aggregate par value of all shares of stock that are to have a par value shall be Ninety Thousand Dollars ($90,000). The total number of shares of Preferred Stock shall be Three Million (3,000,000) and the par value of each share of such class shall be One Cent ($.01). The total number of shares of Common Stock shall be Six Million (6,000,000) and the par value of each share of such class shall be One Cent ($.01).

    (b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter, a "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to fixing the dividend rights, divided rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V
                                   ---------

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the By-laws of the Corporation.

                                   ARTICLE VI
                                   ----------

    The number of directors of the Corporation shall be fixed from time to time by a By-law or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII
                                  -----------

    Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                  ARTICLE VIII
                                  ------------

    Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

                                   ARTICLE IX
                                   ----------

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X
                                   ---------

    No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article TEN by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

    IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed and attested by its duly elected officers this 24th day of October, 1987.


                    PHONE-A-GRAM SYSTEM, INC.


                    By /s/Eugene J. Mora
                       --------------------------
                           Its President


Attest:


/s/Sarah L. Hamilton
--------------------------
Secretary